Exhibit 10.1

EXECUTION VERSION

This SEVENTH AMENDMENT TO CREDIT AGREEMENT, dated as of April 23, 2020 (this “Amendment”), is entered into by and among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the Lenders (as defined below) party hereto and CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent and Citibank, N.A., as an Issuer (each as defined therein).

WHEREAS, the Borrower has entered into that certain Credit Agreement dated as of April 30, 2013 (as amended by that certain First Amendment to Credit Agreement dated as of December 11, 2015, that certain Second Amendment to Credit Agreement dated as of November 8, 2016, that certain Third Amendment to Credit Agreement dated as of May 9, 2017, that certain Fourth Amendment to Credit Agreement dated as of June 13, 2017, that certain Fifth Amendment to Credit Agreement, dated as of August 14, 2018 and that certain Sixth Amendment to Credit Agreement, dated as of April 22, 2019 (the “Existing Credit Agreement”, and as amended by this Amendment and as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) with each lender from time to time party thereto (collectively, the “Lenders” and each, individually, a “Lender”), and the Administrative Agent; and

WHEREAS, the Borrower has requested, and the Lenders constituting the “Required Revolving Lenders” have agreed to make, certain additional changes to the Existing Credit Agreement on and subject to the terms and conditions set forth herein.

WHEREAS, substantially simultaneously with the effectiveness of this Amendment, the Borrower shall issue $500 million of 10.50% Senior Secured Notes due 2025 (the “New Notes”);

WHEREAS, under the terms of the Existing Credit Agreement, the terms of the New Notes may not be materially more favorable (when take as a whole) to the investors providing the New Notes than the terms and conditions of the Existing Credit Agreement (when taken as a whole) are to the Lenders unless any relevant covenants are added for the benefit of the outstanding Loans and by notice from the Borrower to the Administrative Agent, the Borrower and the Administrative Agent may amend the Existing Credit Agreement to add any such relevant covenants without the consent of any other Lender;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.      Defined Terms.

Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Amended Credit Agreement.

Section 2.      Required Revolving Lender Amendments. Effective as of the Amendment No. 7 Effective Date (as defined below), the Borrower, the Administrative Agent and the Required Revolving Lenders hereby agree that the Existing Credit Agreement shall be amended (the “Required Revolving Lender Amendments”) as follows:

(a)            The following definitions are hereby added in the appropriate alphabetical order to Section 1.01:

“Amendment No. 7” means Amendment No. 7 to this Agreement, dated as of April 23, 2020, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 7 Effective Date” has the meaning assigned thereto in Amendment No. 7.

“Covenant Suspension Conditions” means that each of the following shall be satisfied:

(a)            since the Amendment No. 7 Effective Date through the last day of the Covenant Suspension Period, notwithstanding anything to the contrary in Section 6.08(a), the Borrower shall not, nor shall permit any Restricted Subsidiary to, pay or make, directly or indirectly, any Restricted Payment to its shareholders pursuant to Section 6.08(a)(viii), (xii) or (xiv) (the “RP Condition”); and

(b)            the Borrower shall maintain Liquidity of no less than $50,000,000 as of the last day of each Test Period ending during the Covenant Suspension Period (the “Liquidity Condition”).

“Covenant Suspension Period” means the period from and after the Amendment No. 7 Effective Date to and including the earlier of (a) March 31, 2021 and (b) the day immediately preceding the last day of the Test Period during which the Borrower has delivered a Financial Covenant Election to the Administrative Agent.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Financial Covenant Election” means an election by the Borrower, by written notice to the Administrative Agent, to test the Financial Performance Covenant on the last day of the Test Period during which the Borrower has delivered such Financial Covenant Election and each Test Period ending thereafter.

“Liquidity” means, as of any date of determination, the sum of (a) unused Revolving Commitments at such time, plus (b) unused commitments under other committed working capital facilities available to the Borrower and its Restricted Subsidiaries (including unused “Commitments” under and as defined in the Revolving Credit Facility Agreement, dated as of December 7, 2017, among Odeon Cinemas Group Limited, Lloyds Bank plc, as agent, and the other arrangers, agents and lenders party thereto), plus (c) the aggregate amount of cash and cash equivalents of the Borrower and the Restricted Subsidiaries as of such time. For purposes of determining Liquidity, Revolving Commitments shall be deemed to be used at any date of determination to the extent of the outstanding Revolving Loans, LC Exposure and Swingline Exposure at such time.

(b)            The definition of “Material Adverse Effect” in Section 1.01 is hereby amended and restated in its entirety as follows:

“Material Adverse Effect” means any event, circumstance or condition that has had, or could reasonably be expected to have, a materially adverse effect on (a) the business or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrower and the Guarantors, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents; provided that for purposes of Section 4.02(a), matters or impacts arising from, related to, or in connection with  the outbreak and spread of the novel coronavirus known as COVID-19 shall not constitute, result or otherwise have a Material Adverse Effect.”

(c)            Section 6.10 of the Credit Agreement is hereby amended by inserting the following new terms at the end thereof:

Notwithstanding the foregoing, so long as the Borrower is in compliance with the Covenant Suspension Conditions at all relevant times during the Covenant Suspension Period, the foregoing financial covenant shall be suspended and not applicable for such Test Period. From and after the end of the Covenant Suspension Period, compliance with the foregoing financial covenant shall be calculated by annualizing Consolidated EBITDA for each of the first three fiscal quarters completed after the end of the Covenant Suspension Period (for example, in the case where the Covenant Suspension Period ends after the quarter ending March 31, 2021, (A) Consolidated EBITDA for the Test Period ending June 30, 2021 shall equal Consolidated EBITDA for the fiscal quarter ending June 30, 2021 multiplied by four, (B) Consolidated EBITDA for the Test Period ending September 31 , 2021 shall equal Consolidated EBITDA for the two consecutive fiscal quarters ending September 30, 2021 multiplied by two, and (C) Consolidated EBITDA for the Test Period ending December 31, 2021, shall equal Consolidated EBITDA for the three consecutive fiscal quarters ending December 31, 2021 multiplied by 4/3) and thereafter shall be calculated based on actual Consolidated EBITDA for each fiscal quarter comprising a Test Period.

If the Borrower ceases to be in compliance with (a) the Liquidity Condition as of the last day of any Test Period ending during the Covenant Suspension Period, then the Financial Performance Covenant will be deemed to be applicable as of the last day of such Test Period or (b) the RP Condition at any time during the Covenant Suspension Period, then (x) prior to the date on which the financial statements for the fiscal quarter ending June 30, 2020 were required to have been delivered pursuant to Section 5.01(b), it will be an immediate Event of Default under Section 7.01(d) and (y) thereafter, the Financial Performance Covenant will be deemed to have been applicable as of the last day of the most recently ended Test Period. Accordingly, if the Borrower would not have been in compliance with the Financial Performance Covenant as of the last day of such Test Period referenced in clause (a) or (b)(y), as applicable, then, subject to the rights and limitations set forth in Section 7.02, an Event of Default under Section 7.01(d) shall result from such non-compliance with the Liquidity Condition or the RP Condition, as applicable.

Section 3.      Amendments Related to New Notes. Effective as of the Amendment No. 7 Effective Date, the Borrower and the Administrative Agent hereby agree that the Existing Credit Agreement shall be amended (the “Additional Covenant Amendments”; together with the Required Revolving Lender Amendments, the “Amendments”) as follows:

(a)            The following definitions are hereby added in the appropriate alphabetical toder to Section 1.01 of the Credit Agreement:

“Secured Notes Covenant Discharge” means either (a) the repayment, satisfaction, defeasance or other discharge of all the obligations under the Senior Secured Notes or (b) an effective amendment of, other consent or waiver with respect to, or covenant defeasance pursuant to, the Senior Secured Notes Indenture, as a result of which the covenants limiting indebtedness, liens and restricted payments are of no further force or effect.

“Senior Secured Notes” means the Borrower’s 10.50% Senior Secured Notes due 2025 issued under a Senior Secured Notes Indenture in the original principal amount of $500,000,000.

“Senior Secured Notes Indenture” means the Indenture to be dated as of April 24, 2020, between the Borrower, the guarantors party thereto and U.S. Bank National Association, as initial trustee.

(b)            The definition of Available Amount in Section 1.01 of the Credit Agreement is hereby amended by:

(i)            inserting the words “(or, at any time prior to the Secured Notes Discharge, $300,000,000)” after the words “then last ended” in clause (a) of such definition.

(ii)          inserting the words “at any time after the Secured Notes Covenant Discharge,” at the beginning of clause (b) of such definition.

(iii)        inserting the words “(or, at any time prior to the Secured Notes Discharge to the extent resulting in a lesser amount under this clause (c) as of such date of determination, January 1, 2021)” after the words January 1, 2019.

(c)            Clause (xiv) of Section 6.01(a) of the Credit Agreement is hereby amended by inserting the parenthetical “(provided, however, that, at any time prior to the Secured Notes Discharge, no Restricted Subsidiary that is not a Loan Party may incur Indebtedness in reliance on this clause (xiv))” at the end of such clause.

(d)            Clause (xxv) of Section 6.01(a) of the Credit Agreement is hereby amended by inserting the parenthetical “(or, at any time prior to the Secured Notes Discharge, the greater of $50,000,000 and 5% of Consolidated EBITDA)” after the words “the greater of $250,000,000 and 25% of Consolidated EBITDA” in the proviso to such clause.

(e)            Clause (xx) of Section 6.02 of the Credit Agreement is hereby amended by inserting the words “(or, at any time prior to the Secured Notes Discharge, the greater of $150,000,000 and 15% of Consolidated EBITDA)” after the words “the greater of $300,000,000 and 30% of Consolidated EBITDA” in the proviso to such clause.

(f)            Clause (n) of Section 6.04 of the Credit Agreement is hereby amended by inserting the parenthetical “(or, at any time prior to the Secured Notes Discharge, the greater of $200,000,000 and 20% of Consolidated EBITDA)” after the words “the greater of $400,000,000 and 40% of Consolidated EBITDA” in the proviso to such clause.

(g)            Clause (viii) of Section 6.08(a) of the Credit Agreement is hereby amended by inserting the parenthetical “(or, at any time prior to the Secured Notes Discharge, the greater of $150,000,000 and 15% of Consolidated EBITDA)” after the words “the greater of $300,000,000 and 30% of Consolidated EBITDA” in clause (A) therein.

(h)            Clause (iv) of Section 6.08(b) of the Credit Agreement is hereby amended by inserting the parenthetical “(or, at any time prior to the Secured Notes Discharge, the greater of $150,000,000 and 15% of Consolidated EBITDA)” after the words “the greater of $300,000,000 and 30% of Consolidated EBITDA” in clause (A) therein.

Section 4.      Representations and Warranties.

(a)            The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment on the Amendment No. 7 Effective Date, true and correct in all material respects on and as of such date, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Amendment No. 7 Effective Date or on such earlier date, as the case may be.

(b)            After giving effect to this Amendment and the transactions contemplated hereby on Amendment No. 7 Effective Date, no Default or Event of Default has occurred and is continuing on either of the Amendment No. 7 Effective Date.

Section 5.      Conditions to Effectiveness of Amendment No. 7.

(a)            The Amendments shall become effective on the date on which each of the following conditions is satisfied (the “Amendment No. 7 Effective Date”):

(i)            The Administrative Agent (or its counsel) shall have received from (1) the Borrower, (2) each Lender party hereto (which shall constitute the Required Revolving Lenders) and (3) the Administrative Agent, either (A) counterparts of this Amendment signed on behalf of such parties or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment.

(ii)            The Administrative Agent shall have received a copy of (1) the Organizational Document of the Borrower certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (2) signature and incumbency certificates of the Responsible Officers of the Borrower, (3) resolutions of the Board of Directors and/or similar governing bodies the Borrower approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Amendment No. 7 Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (4) a good standing certificate from the applicable Governmental Authority of the Borrower jurisdiction of incorporation, organization or formation.

(iii)            The Administrative Agent shall have received all fees and other amounts previously agreed in writing by the Borrower to be due and payable on or prior to the Amendment No. 7 Effective Date, including, to the extent invoiced at least three Business Days prior to the Amendment No. 7 Effective Date (except as otherwise reasonably agreed by the Borrower), reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent) required to be reimbursed or paid by any Loan Party under any Loan Document.

(iv)            The Administrative Agent shall notify the Borrower and the Lenders of each of the Amendment No. 7 Effective Date and such notices shall be conclusive and binding.

Section 6.      Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York. The provisions of Sections  11.12 and 11.13 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

Section 7.      Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out of pocket expenses in connection with this Amendment and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.

Section 8.      Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based record-keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

Section 9.      Effect of Amendment.

(a)            Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 7 Effective Date. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Amended Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

(b)            On and after the Amendment No. 7 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

AMC ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Chief Financial Officer

[Signature Page To Amendment No. 7]

CITICORP NORTH AMERICA, INC., as Administrative Agent

By:	/s/ Matthew S. Burke
	Name:	Matthew S. Burke
	Title:	Vice President and Managing Director

[Signature Page To Amendment No. 7]

CITIBANK, N.A., as Issuer and Revolving Lender

By:	/s/ Matthew S. Burke
	Name:	Matthew S. Burke
	Title:	Vice President and Managing Director

[Signature Page To Amendment No. 7]

Credit Suisse AG, Cayman Islands Branch, as a Revolving Lender

By:	/s/ Megan Kane
	Name:	Megan Kane
	Title:	Managing Director

By:	/s/ Didier Siffer
	Name:	Didier Siffer
	Title:	Managing Director

[Signature Page To Amendment No. 7]

GOLDMAN SACHS BANK USA, as a Revolving Lender

By:	/s/ Jamie Minieri
	Name:	Jamie Minieri
	Title:	Authorized Signatory

[Signature Page To Amendment No. 7]

BANK OF AMERICA, N.A., as a Revolving Lender

By:	/s/ Jonathan C. Pfeifer
	Name:	Jonathan C. Pfeifer
	Title:	Vice President

[Signature Page To Amendment No. 7]